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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

  To complete the Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part 1, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL broker transactions and interest and dividend payments include the following:

- A corporation.

- A financial institution.

- An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan or a custodial account under Section 403(b)(7).

- The United States or any agency or instrumentality thereof.

- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

- An international organization or any agency, or instrumentality thereof.

- A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.

- A real estate investment trust.

- A common trust fund operated by a bank under section 584(a) of the Code.

- An entity registered at all times under the Investment Company Act of 1940.

- A foreign central bank of issue.

  Payments of dividends and patronage dividends not generally subject to backup withholding including the following:

- Payments to nonresident aliens subject to withholding under section 1441.

- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one non-resident alien partner.

- Payments of patronage dividends not paid in money.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

  Payments made to a nominee. Payments of interests not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals.

- Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).

- Payments described in Code section 6049(b)(5) of nonresident aliens.

- Payments on tax-free covenant bonds under section 1451 of the Code.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

  Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30.5% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and no to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER NAME AND IDENTIFICATION NUMBER TO GIVE THE PAYOR. -- The taxpayer identification number for an individual is the individual's social security number. Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. The taxpayer identification number for an entity is the entity's employer identification number. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The Table below will help determine the number to give the payor.

-------------------------------------------------------
                                      GIVE THE
                                      NAME AND
                                      TAXPAYER
                                      IDENTIFICATION
                                      NUMBER OF --
FOR THIS TYPE OF ACCOUNT:
-------------------------------------------------------

 1.  An individual's account          The individual

 2.  Two or more individuals          The actual owner
     (joint account)                  of the account
                                      or, if combined
                                      funds, any one of
                                      the
                                      individuals(1)

 3.  Husband and wife                 The actual owners
     (joint account)                  of the account
                                      or, if joint
                                      funds, either
                                      person(1)

 4.  Custodian account of             The minor(2)
     a minor (Uniform Gift
     to Minors Act)

 5.  Adult and minor                  The adult or, if
     (joint account)                  the minor is the
                                      only contributor,
                                      the minor(1)

 6.  Account in the name of           The ward, minor,
     guardian or committee            or incompetent
     for a designated ward,           person(3)
     minor, or incompetent person

 7.  a. The usual revocable           The grantor-
       savings trust account          trustee(1)
       (grantor is also trustee)

     b. So-called trust account that  The actual
        is not a legal or valid       owner(1)
        trust under State law
-------------------------------------------------------
                                      GIVE THE
                                      NAME AND
                                      TAXPAYER
                                      IDENTIFICATION
                                      NUMBER OF --
FOR THIS TYPE OF ACCOUNT:
-------------------------------------------------------

 8.  Sole proprietorship              The owner(4)
     account

 9.  A valid trust, estate,           The legal entity
     or pension trust                 (Do not furnish
                                      the identifying
                                      number of the
                                      personal
                                      representative or
                                      trustee unless
                                      the legal entity
                                      itself is not
                                      designated in the
                                      account
                                      title.)(5)

10.  Corporate account                The corporation

11.  Association, club,               The organization
     religious, charitable,
     educational or other
     tax-exempt
     organization account

12.  Partnership account              The partnership

13.  A broker or registered nominee   The broker or
                                      nominee

14.  Account with the                 The public entity
     Department of
     Agriculture in the name of
     a public entity (such as a
     State or local government,
     school district, or prison)
     that receives agricultural
     program payments

-------------------------------------------------------
-------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.